                                                                       Exhibit 8
                                                                       ---------


                                August 12, 1999


Hanger Orthopedic Group, Inc.
7700 Old Georgetown Road
Bethesda, Maryland 20814


     Re:  Form S-4 Registration Statement
           Relating to 11  1/4% Senior
           Subordinated Notes due 2009
           Exchange Offer
           ------------------------------


Ladies and Gentlemen:


     We have acted as counsel to Hanger Orthopedic Group, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") on August 12, 1999 of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), relating to the proposed issuance, in exchange for $150,000,000 aggregate principal amount of the Company's outstanding, unregistered 11 1/4% Senior Subordinated Notes due 2009 (the "Unregistered Notes"), of $150,000,000 aggregate principal amount of the Company's registered 11 1/4% Senior Subordinated Notes due 2009 (the "Registered Notes"). The Registered Notes are to be issued pursuant to an Indenture dated as of June 16, 1999 (the "Indenture") among the Company, its subsidiaries and U.S. Bank Trust National Association, as trustee (the "Trustee"). Capitalized terms used herein and not defined have the meanings ascribed thereto in the Indenture.

     We hereby confirm that the statements set forth in Prospectus forming a part of the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" accurately describe the material federal income tax consequences to the holders of the Registered Notes issued pursuant to the Prospectus.

     This firm hereby consents to the reference to it under the heading
"Legal Matters" in the Prospectus and to the use of this opinion for filing as
Exhibit 8 to the Registration Statement.


                                                Very truly yours,



                                                Freedman, Levy, Kroll & Simonds